Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

LPL FINANCIAL HOLDINGS INC.

WITH AND INTO

LPL INVESTMENT HOLDINGS INC.

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

LPL Investment Holdings Inc. (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of LPL Financial Holdings Inc., a Delaware Corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of LPL Financial Holdings Inc.:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions, duly determined on May 31, 2012 to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS: The Company desires to change its name to LPL Financial Holdings Inc. (the “Name Change”) pursuant to Section 253(b) of the DGCL.

WHEREAS: In order to effect the Name Change, the Company desires to incorporate a corporation named LPL Financial Holdings Inc. (the “Subsidiary”) under the DGCL and to acquire one thousand (1,000) shares of common stock, par value $0.001 per share, of the Subsidiary (collectively, the “Incorporation”).

WHEREAS: Following the effectiveness of the Incorporation, the Company will own all of the outstanding shares of the capital stock of the Subsidiary.

WHEREAS: In order to effect the Name Change, the Board of Directors of the Company deems it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the DGCL following the effectiveness of the Incorporation.

RESOLVED: That the Incorporation is hereby authorized and approved in all respects.

RESOLVED: That following the Incorporation, the Company is authorized to effect the Name Change by merging the Subsidiary with and into the Company pursuant to Section 253 of the DGCL (the “Merger”).

RESOLVED: That the Merger shall have no effect on the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), including any such shares held in treasury, all of which shall remain unchanged and continue to remain issued and outstanding (or, with respect to any shares held in treasury, issued but not outstanding).

RESOLVED: That by virtue of the Merger and without any action on the part of the holder thereof, each then-outstanding share of common stock, par value $0.001 per share, of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof.

RESOLVED: That the directors and officers of the Company immediately prior to the Merger shall continue to remain the directors and officers of the Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

RESOLVED: That pursuant to Section 253(b) of the DGCL, upon the effective date of the Merger the corporate name of the Company shall be changed to LPL Financial Holdings Inc.

RESOLVED: That the Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended in its entirety to read as follows:

“ARTICLE I – NAME

The name of the corporation is LPL Financial Holdings Inc. (the “Corporation”).”

RESOLVED: That the Bylaws of the Company as in effect immediately prior to the effective time of the Merger shall be amended and restated to reflect the Name Change.

RESOLVED: That the officers of the Company are authorized and directed to do all acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Name Change, the Incorporation, and the Merger.

RESOLVED: That at any time prior to the effective date of the Merger, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company.

RESOLVED: That the officers of the Company be and they hereby are authorized and directed, following the effectiveness of the Incorporation, to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of consummating the Merger and to file the same in the office of the Secretary of State of the State of Delaware, to designate the new form of stock certificate representing shares of the Company’s Common Stock, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the foregoing resolutions.

FOURTH: The Company shall be the surviving corporation of the merger.

FIFTH: The amended and restated certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

“ARTICLE I – NAME

The name of the corporation is LPL Financial Holdings Inc. (the “Corporation”).”

SIXTH: This Certificate of Ownership and Merger and the merger is to become effective at 4:59 p.m. EST on June 15, 2012.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 14th day of June, 2012.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ Stephanie L. Brown
Name:	Stephanie L. Brown
Title:	Secretary